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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXX) and related Prospectus of Wal-Mart Stores, Inc. for the registration of $10,000,000,000 of debt securities and to the incorporation by reference therein of our report dated March 22, 2002, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Tulsa, Oklahoma
December 13, 2002